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                                                                    EXHIBIT 10.3

                               PURCHASE AGREEMENT


                  THIS PURCHASE AGREEMENT ("Agreement") is made as of the 26th day of January, 2001 by and between Interleukin Genetics, Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature page affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

                  A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

                  B. The Investors wish to purchase, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, that number of shares of the common stock of the Company, $0.001 par value per share (the "Common Stock") and that number of warrants to purchase Common Stock in the form attached hereto as EXHIBIT A (the "Warrants"), as are set forth on the signature page attached hereto and executed by each such Investor; and

                  C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws;

                  In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

                  1.1 "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  1.2 "Agreements" means this Agreement, the Registration Rights Agreement, and the Warrants.
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                  1.3 "Closing" means the consummation of the transactions
contemplated by this Agreement, and "Closing Date" means the date of such Closing.

                  1.4 "Control" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  1.5 "Exempt Issuances" means (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; (ii) securities issued to employees, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement as existing on date hereof or subsequently adopted upon approval of the shareholders of the Company;
(iii) securities issued to universities provided such securities are issued for other than primarily equity financing purposes and is limited to an aggregate value of no more than $5,000,000; (iv) up to $500,000 in the aggregate of the Company's securities issued to consultants of the Company; (v) securities issued to vendors, customers, suppliers, consultants, financial advisors or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors, provided such securities are issued for other than primarily equity financing purposes and is limited to an aggregate value of $500,000 and (vi) shares of Common Stock issued pursuant to Section 7 of that certain Purchase Agreement dated December 5, 2000 between the Company and The Tail Wind Fund Ltd.

                  1.6 "Market Price" means the average of the 4:00 p.m. closing bid prices of the Common Stock over the twenty (20) consecutive trading days preceding a specified date.

                  1.7 "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of the Company as a whole.

                  1.8 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  1.9 Purchase Price means $2.50.

                  1.10 "SEC Filings" has the meaning set forth in Section 4.6.

                  1.11 "Securities" means the Shares, the Warrants and the Warrant Shares (defined below).

                  1.12 "Shares" means the shares of Common Stock being purchased by the Investors hereunder.


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                  1.13 "Warrant Shares" means the shares of Common Stock
issuable upon exercise of or otherwise pursuant to the Warrants.

                  1.14 "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.15 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, each of the Investors hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to the Investors, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth on such Investor's signature page attached hereto. The number of Shares to be purchased by each Investor shall be determined by dividing such Investor's aggregate purchase price (as such aggregate purchase price is set forth on such Investor's signature page attached hereto) by the Purchase Price. The number of shares of Common Stock purchasable by the Investors upon exercise of the Warrants shall be as set forth on such Investor's signature page attached hereto and the exercise price of the Warrants shall be $3.00.

         3. Closing. The Company shall promptly deliver to Investors' counsel, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing all of the Shares and all of the Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment of the aggregate Purchase Price to the Company. Upon receipt by counsel to the Investors of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's aggregate Purchase Price. On the date the Company receives such funds, the certificates evidencing the Shares and the Warrants shall be released to the Investors (and such date shall be deemed the "Closing Date").

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

                  4.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Material Adverse Effect. The Company's subsidiaries are reflected on Schedule 4.1 hereto.


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                  4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  4.3 Capitalization. Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. Except as set forth on Schedule 4.3, all of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 4.3, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on
Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 4.3, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  4.4 Valid Issuance. The Company has reserved a sufficient number of shares of Common Stock for the issuance of the Shares pursuant to this Agreement and upon exercise of the Warrants. The Company will take such steps as may be necessary to reserve sufficient shares for issuance pursuant to Section 7 below when such issuance is determinable. The Shares and Warrants are duly authorized, and such Securities, along with the Warrant Shares when issued in accordance herewith and with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

                  4.5 Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings


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pursuant to applicable state and federal securities laws and the requirements of the Nasdaq SmallCap Stock Market, which the Company undertakes to file within the applicable time periods.

                  4.6 Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the "SEC Filings"); which the Company hereby represents and warrants are all filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company.

                  4.7 Use of Proceeds. The proceeds of the sale of the Common Stock and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

                  4.8 No Material Adverse Change. Since the filing of the Company's most recent Annual Report on Form 10-K or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act or as set forth on Schedule 4.8 hereto, there has not been:

                           (i) any change in the consolidated assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                           (ii) any declaration or payment of any dividend, or
any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                           (iii) any material damage, destruction or loss,
whether or not covered by insurance to any assets or properties of the Company;

                           (iv) any waiver by the Company of a valuable right or
of a material debt owed to it not in the ordinary course of business;

                           (v) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                           (vi) any material change or amendment to a material
contract or arrangement by which the Company or any of its assets or properties is bound or subject;


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                           (vii) any material labor difficulties or labor union
organizing activities with respect to employees of the Company;

                           (viii) any transaction entered into by the Company
other than in the ordinary course of business; or

                           (ix) any other event or condition of any character
that might have a Material Adverse Effect.

                  4.9 SEC Filings; Material Contracts.

                           (a) As of their respective dates, the SEC Filings
complied as to form in all material respects with the requirements of the 1934 Act and did not contain at the time they were filed any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (b) During the preceding one year, each registration
statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (c) Except as set forth on Schedule 4.3 hereto, there
are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

                  4.10 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.

                  4.11 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (a) any


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statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) except as set forth on Schedule 4.11, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

                  4.12 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

                  4.13 Title to Properties. Except as disclosed in the SEC Filings or Schedule 4.13, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                  4.14 Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

                  4.15 No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

                  4.16 Intellectual Property. The Company has sufficient title or adequate rights or licenses to the inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of any material liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it, or presently employed by it, and presently contemplated to be operated by it, and except as set forth on Schedule 4.16 hereto, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. To the knowledge


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of the Company, the Company's patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party.

                  4.17 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

                  4.18 Litigation. Except as disclosed in the SEC Filings or on
Schedule 4.18 hereto, there are no pending actions, suits or proceedings against or affecting the Company, its subsidiaries or any of its or their properties that, if determined adversely to the Company or such subsidiary, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  4.19 Financial Statements. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, to the best of the Company's knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Material Adverse Effect.

                  4.20 Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                  4.21 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with all applicable Nasdaq SmallCap Market continued listing requirements. There are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq Smallcap Market and, except as set forth on Schedule 4.21, the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Smallcap Market.


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                  4.22 Acknowledgement of Dilution. The number of shares of
Common Stock issuable pursuant to this Agreement may increase substantially. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

                  4.23 Brokers and Finders. The Investors shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

                  4.24 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                  4.25 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                  4.26 Disclosures. No representation or warranty made under any Section hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which the statements were made, not misleading.

         5. Representations and Warranties of the Investor. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                  5.1 Organization and Existence. The Investor is a validly existing corporation or limited liability company and has all requisite corporate or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                  5.2 Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

                  5.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The


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Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

                  5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  5.5 Disclosure of Information. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of the SEC Filings and any other filings which it requested be made by the Company with the SEC. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                  5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  5.7 Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until resale under Rule 144(k) is available with respect to the Securities, certificates evidencing the Securities may bear one or more restrictive legends, substantially as follows:

                           (a) "The shares represented by this certificate may
not be transferred without (i) the opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification."

                           (b) If required by the authorities of any state in
connection with the issuance of sale of the Securities, the legend required by such state authority.

                  Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) becoming available, the Company shall promptly cause certificates evidencing the Shares previously issued hereunder (including Shares issued pursuant to Section 7.1 below) to be replaced with certificates which do not bear such restrictive legends, and all Warrant Shares subsequently issued shall not bear such restrictive legends. The Investor hereby covenants with the Company not to make any sale of the Securities under the Registration Statement (as defined in the Registration Rights Agreement) without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within ten (10) business days of submission by that


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Investor of legended stock certificate(s) to the Company's transfer agent, the
Company shall be liable to the Investor for a penalty equal to 2% of the aggregate purchase price of the Shares evidenced by such certificate(s) for each thirty day period (or portion thereof) beyond such ten days that the unlegended certificates have not been so delivered.

                  5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                  5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

                  5.10 Brokers and Finders. The Investor represents and warrants to the Company that it has made no commitment for payment of any commissions or finders' fees to any third party in connection with the transactions contemplated by this Agreement.

         6. Registration Rights Agreement. The parties acknowledge and agree that part of the inducement for the Investor to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

         7.       Covenants and Agreements of the Company.

                  7.1 Purchase Price Adjustments.

                                    (a) Required Adjustments. Subject to the
exclusions contained in Section 7.1(f) below, if during the MFN Period (defined below) the Company issues or sells any shares of its Common Stock at a Per Share Selling Price (as defined below) lower than the Purchase Price set forth in
Section 2 hereof, the Purchase Price of the Shares sold to the Investors hereunder shall be adjusted downward to equal such lower Per Share Selling Price and Investors shall be entitled to receive the additional shares as provided by
Section 7.1(c); provided, however, that in the event an Investor then owns less than 65% of the Shares acquired by it hereunder, such Investor shall be entitled to additional shares only with respect to the number of Shares then owned by such Investor as provided in Section 7.1(c). The Company shall give to the Investors written notice of any such sale within 24 hours of the closing of any such issuance or sale. For so long as an Investor owns 65% or more of the Shares originally acquired by such Investor hereunder, such Investor shall be entitled to the full benefit of the Purchase Price adjustment required by this Section
7.1. The term "Shares" as used in this Agreement shall include shares issued to the Investors pursuant to this Section 7.1.

                                    (b) Definitions.

                                            (i) For the purposes of this Section
7.1, the term "Per Share Selling Price" as used in this Section 7.1 shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee is paid by the Company in


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connection with such transaction, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the excess fee amount as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors.

                                            (ii) The term "Variable Rate
Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

                                            (iii) The term "MFN Transaction"
shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to the investor (the "New Investor") the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                                            (iv) The term "MFN Period" shall
mean the period ending twenty four (24) months following the first effective date of the "registration statement" to be filed pursuant to the Registration Rights Agreement.

(c) Adjustment Mechanism. If an adjustment of the Purchase Price is required pursuant to Section 7.1(a), to effect such adjustment the Company shall deliver to the Investors within twenty (20) calendar days of the closing of the transaction giving rise to the adjustment ("Delivery Date") each Investor's pro-rata share of such number of additional shares of Common Stock equal to (i) the aggregate Purchase Price paid by the Investor divided by the Per Share Selling

Price as required under Section 7.1(a), minus (ii) the total number of shares of Common Stock previously delivered to that Investor hereunder; provided however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by Section 7.1(d). In the event the Company fails to deliver the additional shares (or cash, as the case may be) by the Delivery Date, the Company shall be liable to the Investors for a penalty equal to 2% of the aggregate Purchase Price adjustment per month (in each instance to such Investor pro rata in accordance with its participation in this offering), payable in Common Stock or cash, at each Investor's election. If at the time of any adjustment pursuant to Section 7.1(a) an Investor owns less than 65% of the Shares acquired by it hereunder, then the number of additional shares otherwise determined as deliverable hereunder shall be adjusted to reflect the percentage of Shares originally acquired hereunder and then owned by the Investor.


                                    (d) Limitation on Number of Shares.

                                            (i) If by way of any adjustment
required by this Section 7.1, an Investor would receive a number of shares of Common Stock such that the total number of such shares held by the Investor as of the date of such adjustment would be greater than 9.90% of the total outstanding Common Stock of the Company, then the Company shall not effect the adjustment required by this Section to the extent necessary to avoid causing the aforesaid limitation to be exceeded and shall agree to effect such adjustment at the earliest possible time when such adjustment would not exceed the aforementioned limitation.

                                            (ii) In the event that the Company
would be obligated to issue an amount of shares of Common Stock which, when aggregated with all shares of Common Stock issued to an Investor, would constitute a breach of the Company's obligations under the rules or regulations of Nasdaq as they apply to the Company, or any other principal securities exchange or market upon which the Common Stock is or becomes traded (the "Cap Regulations"), the Company shall not be obligated to issue any such shares of Common Stock. Instead, the Company shall promptly pay to the Investor at an amount equal to 110% of the cash value of the adjustment with respect to such shares which would have exceeded the Cap Regulations. Only shares acquired pursuant to this Agreement will be included in determining whether the limitations would be exceeded for purposes of this Section 7.1(d)(ii).

                                    (e) Capital Adjustments. In case of any
stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section
7.1 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                                    (f) Exclusions. Section 7.1(a) shall not
apply to Exempt Issuances.

                  7.2      Limitation on Transactions.

                                    (a) Until the date of effectiveness of the
Registration Statement covering the Shares as contemplated by the Registration Rights Agreement, without the prior written consent of the Investors (which consent may be withheld in the Investors' discretion), the Company shall not issue or sell or agree to issue or sell for cash any securities in a capital raising transaction. In addition, until the date of effectiveness of the Registration Statement covering the Shares as contemplated by the Registration Rights Agreement and the subsequent issuance by the Company to the Investors of de-legended certificates as required by Section 5.6 above, the Company will cause all of its directors and executive officers to refrain from making sales of shares of Common Stock into the public market.

                                    (b) Until the expiration of the MFN Period,
without the prior written consent of the Investors (which consent may be withheld in the Investors' discretion), the Company shall not (i) issue or sell or agree to issue or sell for cash any securities in a MFN Transaction; or (ii) issue or sell, or agree to issue or sell, for cash any securities in a Variable Rate Transaction, provided, however, that the foregoing limitation shall not apply to Variable Rate Transactions involving the issuance of such securities having a face value of less than $2,000,000 in the aggregate.

                  7.3 Right of the Investors to Participate in Future Transactions. Until the expiration of the MFN Period, the Investors will have a right to participate in future capital raising transactions (which would not include an Exempt Issuance) on the terms and conditions set forth in this
Section 7.3. During such period, the Company shall give seven (7) business days advance written notice to the Investor prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities by providing to the Investors a comprehensive term sheet containing all significant business terms of such a proposed transaction. The Investors shall have the right (pro rata in accordance with the Investors' participation in this offering) to purchase up to an aggregate of sixty-percent (60%) of such securities which are the subject of such a proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale. The Investor(s)' rights hereunder must be exercised in writing by the Investor(s) within five (5) business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to an Investor hereunder but prior to the Investor exercising its right to participate (or the expiration of the five-day period without response from the Investor), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to such Investor, the Company shall be required to provide a new notice to the Investor hereunder and the Investors shall have the right, which must be exercised within five (5) business days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event other investors with participation rights similar to the rights of the Investors hereunder do not exercise their participation rights with respect to the proposed third-party sale, the Investors hereunder shall have the right (pro rata in accordance with the Investors' participation in this offering) to purchase up to all of the securities not purchased by such other investors. In the event the Investors do not exercise their rights hereunder, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Investors (assuming the Investors have consented to the transaction, if required, pursuant to Section 7.2 of this Agreement). The rights and obligations of this Section
7.3 shall in no way diminish the other rights of the Investor pursuant to this
Section 7.

                  7.4 Cash Maintenance. During the MFN Period, if the amount of cash and cash equivalents held by the Company, net of all debt, on the last day of any fiscal quarter shall be less than $3 million in the aggregate (after disclosed publicly by the Company in its 10-Q for such quarter or earlier pursuant to public announcement or SEC filings), then at the Investors' request the Company shall use its best efforts to (1) within twenty (20) days of such request, sell or agree to sell a sufficient amount of equity securities of the Company, either publicly or in a private placement of Common Stock not constituting a Variable Rate Transaction or MFN Transaction (as such terms are defined herein), in order to increase the balance of the Company's cash and cash equivalents to above $3 million net of all debt (or up to the highest amount under $3 million as the Company is then capable of so raising funds), and (2) within sixty (60) days of such request, consummate any such sale and issuance of securities referred to in the preceding clause (1). The Company acknowledges that, in using its best efforts to sell securities as provided in this paragraph, it will be selling securities on terms based on then prevailing market conditions, which may not be advantageous to the Company at such time, and the Company nevertheless agrees to use its best efforts to sell securities pursuant hereto notwithstanding such adverse market conditions. (For clarification purposes, in no event shall the Company disclose to the Investor any information regarding the Company's cash balances to the extent such information is material and not yet disclosed to the public.) The foregoing shall in no way limit or restrict the Company's ability to expend its cash and cash equivalents (even if such expenditure would reduce such cash and cash equivalents to below $3,000,000), it being understood and agreed that such $3,000,000 threshold is intended by the parties hereto to be only a triggering event to the Company's obligations hereunder to raise additional funds.

                  7.5 Opinion of Counsel. On or prior to the Closing Date, the Company will deliver to the Investors the opinion of legal counsel to the Company, in form and substance reasonably acceptable to the Investors, addressing those legal matters set forth in Schedule 7.5 hereto.

                  7.6 Reservation of Common Stock Pursuant to Section 7.1 and Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants in accordance with the terms of the Warrants. In addition, as soon as such number is determinable, the Company agrees to reserve such shares as may be necessary to permit the issuances to the Investors required by Section 7.1.

                  7.7 Reports. For so long as the Investors beneficially own any of the Securities, the Company will furnish to the Investors the following reports, each of which shall be provided to the Investors by air mail (within one week of filing with the SEC, in the case of SEC filings):

                           (a) Quarterly Reports. The Company's quarterly report
on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

                           (b) Annual Reports. The Company's Form 10-K or, in
the absence of a Form 10-K, consolidated balance sheets of the Company as of the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

                           (c) Securities Filings. Copies of (i) all notices,
proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing same to the stockholders and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes to or files, or any officer or director of the Company (in such person's capacity as such) furnishes to or files with the SEC.

                           (d) Other Information. Such other information
relating to the Company as from time to time may reasonably be requested by the Investors provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Investor would not be harmful to the Company.

                  7.8 Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investors for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange.

                  7.9 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Agreements.

                  7.10 Insurance. So long as the Investors beneficially own any Securities, the Company shall not materially reduce the insurance coverages set forth in Schedule 4.20.

                  7.11 Compliance with Laws. So long as the Investors beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

                  7.12 Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Shares and the Warrant Shares to be listed on the Nasdaq SmallCap Market as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as the Investors beneficially own any of the Securities, the Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Shares and the Warrant Shares thereon.

                  7.13 Corporate Existence. So long as the Investors beneficially own any of the Shares or Warrants, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the exercise in full of all Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon exercise of the Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange; provided, however, that in the event of a merger or other transaction as a result of which the Company is not a surviving public company, the Investor shall have the option to require the Company to repurchase all of the shares of Common Stock (and Common Stock equivalents) then held by the Investor at a price equal to 120% of the the adjusted Purchase Price for the shares.

         8. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three years from the date of this Agreement; provided, however, that the provisions contained in Section 7 hereof shall survive in accordance therewith.

         9. Miscellaneous.

                  9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Shares in a private transaction, and without the prior written consent of the Investors, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                    Interleukin Genetics, Inc.
                                    135 Beaver Street 2nd Floor
                                    Waltham, MA  02452
                                    Attn:   Fenel Eloi
                                    Fax:    781/398-0720

                           If to the Investors, to the addresses set forth on the signature pages hereto.

                  9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay an aggregate sum not to exceed $20,000 as and for reimbursement for legal and due diligence expenses incurred by the Investors in connection herewith and such amount shall be paid at Closing from gross proceeds of the offering.

                  9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Special Situation Fund. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

                  9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:                                  INTERLEUKIN GENETICS, INC.



                                              By:_________________________
                                              Name:
                                              Title:

The Investor:                                 Special Situations Fund III, L.P.


                                              By:_________________________
                                              Name: ______________________
                                              Title: _______________________


Aggregate Purchase Price:  $1,650,000
Number of Shares of Common Stock:  660,000
Number of Warrants:  330,000
    (50% of number of Shares purchased)
Effective per share Purchase Price of Shares:  $2.50
Exercise price of Warrants:  $3.00
Address for Notice:

                                              Special Situations Fund
                                              153rd E. 53rd Street, 55th Floor
                                              New York, New York  10022
                                              Attn:  Steven R. Becker
                                              Telephone:
                                              Facsimile:

                                              with a copy to:

                                              Steven Becker
                                              Lowenstein Fandler
                                              65 Livingston Avenue
                                              Roseland, N.J. 07068-1791
                                              Telephone:        973-597-2310
                                              Facsimile:        ___________

The Investor:                               Special Situations Cayman Fund, L.P.


                                            By:
                                            Name:
                                            Title:


Aggregate Purchase Price:  $550,000
Number of Shares of Common Stock:  220,000
Number of Warrants:  110,000
   (50% of number of Shares purchased)
Effective per share Purchase Price of Shares:  $2.50
Exercise price of Warrants:  $3.00
Address for Notice:

                                            Special Situations Fund
                                            153rd E. 53rd Street, 55th Floor
                                            New York, New York  10022
                                            Attn:  Steven R. Becker
                                            Telephone:
                                            Facsimile:

                                            with a copy to:

                                            Steven Becker
                                            Lowenstein Fandler
                                            65 Livingston Avenue
                                            Roseland, N.J. 07068-1791
                                            Telephone:        973-597-2310
                                            Facsimile:        ___________

The Investor:                               Special Situations Private Equity
                                            Fund, L.P.


                                            By:
                                            Name:
                                            Title:


Aggregate Purchase Price:  $800,000
Number of Shares of Common Stock:  320,000
Number of Warrants:  160,000
   (50% of number of Shares purchased)
Effective per share Purchase Price of Shares:  $2.50
Exercise price of Warrants:  $3.00
Address for Notice:

                                            Special Situations Fund
                                            153rd E. 53rd Street, 55th Floor
                                            New York, New York  10022
                                            Attn:  Steven R. Becker
                                            Telephone:
                                            Facsimile:

                                            with a copy to:

                                            Steven Becker
                                            Lowenstein Fandler
                                            65 Livingston Avenue
                                            Roseland, N.J. 07068-1791
                                            Telephone:        973-597-2310
                                            Facsimile:        ___________